EXHIBIT 2


                      FORM OF AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of October 25, 2004 by and between Essential Reality, Inc., a Nevada corporation ("the Company"), and Alliance Distributors Holding Inc., a Delaware corporation ("the Company-Delaware").

RECITALS

WHEREAS, the Company-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, on the date of this Merger Agreement, the Company-Delaware has authority to issue 100,000,000 shares of common stock, $0.001 par value per share (the "the Company-Delaware common stock"), of which 10 shares are issued and outstanding and owned by the Company and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "the Company-Delaware Preferred Stock"), no shares of which are issued or outstanding;

WHEREAS, on the date of this Merger Agreement, the Company has authority to issue 100,000,000 shares of common stock, $.001 par value per share (the "the Company common stock"), and 10,000,000 shares of Preferred Stock (the "the Company Preferred Stock").

WHEREAS, the respective Boards of Directors for the Company-Delaware and the Company have determined that, for the purpose of effecting the reincorporation of the Company in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that the Company merge with and into the Company-Delaware upon the terms and conditions herein provided; and

WHEREAS, the respective Boards of Directors of the Company-Delaware and the Company, the shareholders of the Company, and the sole stockholder of the Company-Delaware have adopted and approved this Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and the Company-Delaware hereby agree to merge as follows:

1. Merger. The Company shall be merged with and into the Company-Delaware, and the Company-Delaware shall survive the merger ("Merger"), effective November 22, 2004.

2. Governing Documents. The Certificate of Incorporation of the Company-Delaware, (the "Certificate of Incorporation") shall continue to be the Certificate of Incorporation of the Company-Delaware as the surviving Corporation, unless and until thereafter changed or amended in accordance with the provisions thereof and applicable laws. The Bylaws of the Company-Delaware, in effect on the Effective Date, shall continue to be the Bylaws of the Company-Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

3. Directors and Officers. The directors and officers of the Company shall become the directors and officers of the Company-Delaware upon the


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     Effective Date and any committee of the Board of Directors of the Company shall become the members of such committees for the Company-Delaware.

4. Succession. On the Effective Date, the Company-Delaware shall succeed to the Company in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

5. Further Assurances. From time to time, as and when required by the Company-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Company-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of the Company-Delaware are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Stock of the Company. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each 1 share of the Company common stock outstanding immediately prior thereto shall be changed and converted into one 1 fully paid and nonassessable share of the Company-Delaware common stock and each share of the Company Series A Preferred Stock outstanding immediately prior thereto shall be changed and converted into one 1 fully paid and nonassessable Series A Preferred Stock of the Company-Delaware.

7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Company stock shall be deemed for all purposes to evidence ownership of and to represent the shares of the Company-Delaware stock into which the shares of the Company stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company-Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Company-Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Company-Delaware stock evidenced by such outstanding certificate as above provided.

8. Options, Warrants and All Other Rights to Purchase Stock. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of the Company stock, and any other plan adopted hereafter pursuant to which there is a right to purchase the Company stock, shall be converted into and become an option, warrant, or right to purchase the same number of shares of the Company-Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase the Company stock and upon the same terms and subject to the same conditions as set forth in the agreements entered into by the Company pertaining to such options, warrants, or rights. A number of shares of the Company-Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of the Company stock so reserved as of the Effective Date. As of the Effective Date, the Company-Delaware shall assume all obligations of the Company under agreements pertaining to such options, warrants, and rights, including the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

9.   Other Employee Benefit Plans. As of the Effective Date, the
     Company-Delaware hereby assumes all obligations of the Company under any


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     and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

10. Outstanding common stock of the Company-Delaware. Forthwith upon the Effective Date, the 10 shares of the Company-Delaware common stock presently issued and outstanding in the name of the Company shall be canceled and retired and resume the status of authorized and unissued shares of the Company-Delaware common stock, and no shares of the Company-Delaware common stock or other securities of the Company-Delaware shall be issued in respect thereof.

11. Amendment. At any time before or after approval and adoption by the stockholders of the Company, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of the Company-Delaware and the Company to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

12. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or the Company-Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of the Company-Delaware and the shareholders of the Company.

13. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.


IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of the Company and the Company-Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


ALLIANCE DISTRIBUTORS HOLDING INC., a Delaware  corporation


By:


Jay Gelman
-----------------------
Chairman and CEO
ESSENTIAL REALITY, INC. a Nevada corporation


By:

Jay Gelman
-----------------------
Chairman and CEO



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